                                                                    Exhibit 10.2


                                  PUT AGREEMENT


                  This PUT AGREEMENT (this "AGREEMENT") is made and entered into as of July 11, 2001 by and among Harrah's Entertainment, Inc., a Delaware corporation ("HET"), Harrah's Operating Company, Inc., a Delaware corporation ("HOC") and HCAL Corporation, a Nevada corporation ("HCAL"; together with HET and HOC, the "Purchasers") and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders party to the Loan Agreement referred to below (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT"). All capitalized terms not otherwise specifically defined in the body of this Agreement shall have the meanings given them in
Section 1.1 of the Loan Agreement referred to below and, to the extent not inconsistent therewith, in the Five Year Loan Agreement, dated as of April 30, 1999, among Harrah's Operating, Marina Associates, a New Jersey general partnership, Harrah's, the Lenders, Syndication Agent, Documentation Agents and Co-Documentation Agents named therein, and Bank of America, N.A., formerly known as Bank of America National Trust and Savings Association, as Administrative Agent, as amended by that certain Amendment No. 1 to Five Year Loan Agreement, dated as of April 3, 2000 and that certain Amendment No. 2 to Five Year Loan Agreement, dated as of April 26, 2001, all attached hereto as Exhibit A and incorporated herein by reference (as so amended, the "HARRAH'S CREDIT AGREEMENT"), and the rules of interpretation set forth in Section 1.6 of the Loan Agreement shall be applicable to this Agreement. Notwithstanding any contrary rule of interpretation set forth in Section 1.6 of the Loan Agreement,
(i) each reference in this Agreement to the "Harrah's Credit Agreement" shall mean the Harrah's Credit Agreement without giving effect to (x) any amendment, supplement or other modification of the Harrah's Credit Agreement entered into by the parties thereto (regardless of the effective date thereof) other than the amendments specifically described above, unless Exhibit A to this Agreement is amended to include such amendment, supplement or other modification by an instrument in writing signed by the Purchasers and the Administrative Agent (with the consent of the Lenders as specified in Section 11.2 of the Loan Agreement) or (y) any termination of the Harrah's Credit Agreement and (ii) the determination of whether any "Default" or "Event of Default" under the Harrah's Credit Agreement has occurred (including, without limitation, for purposes of Section 1.06(a)) shall be made without giving effect to any waivers or consents granted by the lenders party to the Harrah's Credit Agreement.

                                R E C I T A L S:
                                - - - - - - - -

                  WHEREAS:

                  A. Reference is made to that certain Loan Agreement, dated as of July 11, 2001, by and among Rincon San Luiseno Band of Mission Indians, a federally recognized Indian Tribe and Native American sovereign nation doing business as the Rincon Casino (the "BORROWER"), the lenders named therein (collectively, the "LENDERS" and individually, a "LENDER"), Commerzbank AG, New York and Grand Cayman Branches, as Syndication Agent, Credit Lyonnais Los Angeles Branch, as Documentation Agent and Wells Fargo Bank, National Association, as Administrative Agent and L/C Issuer (as amended, restated, supplemented, modified, refinanced, replaced or substituted from time to time, the "LOAN AGREEMENT").

                  B. Pursuant to the Loan Agreement and on the terms and subject to the conditions specified therein, including the condition that this Agreement be executed and delivered, the Lenders have agreed to establish a senior unsecured construction loan and reducing revolving credit facility in favor of the Borrower in the maximum principal amount of $125,000,000.

                  C. As a condition to the obligations of the Lenders under the Loan Agreement, the Lenders have required that the Purchasers grant the Administrative Agent, on behalf of the Lenders, a put option to sell, transfer and assign all of the Administrative Agent's and the Lenders' right, title and interest in and to the Obligations and the Loan Documents (collectively, the "TRANSFERRED INTERESTS") to any one or more of the Purchasers and to cause each of the Purchasers to accept, purchase and pay for the Transferred Interests to be sold, transferred and assigned to it, and the Purchasers are willing to grant such put option on the terms and subject to the conditions set forth below.

                  NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into, and to extend credit under, the Loan Agreement and the other Loan Documents, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   PUT OPTION

     Section 1.01 GRANT OF PUT OPTION. Each Purchaser does hereby irrevocably grant to the Administrative Agent, on behalf of the Lenders, the option and right (the "PUT OPTION") to sell, transfer, and assign the Transferred Interests to any one or more of the Purchasers and to cause such of the Purchasers to accept, purchase and pay for the Transferred Interests on the terms and subject to the conditions set forth herein.

     Section 1.02 PUT OPTION TERM. The term of the Put Option shall commence on the date of this Agreement and remain in effect until all commitments to lend under the Loan Agreement have been terminated, the Obligations have been indefeasibly paid in full in cash and all Letters of Credit have expired.

     Section 1.03 TERMS AND CONDITIONS. Upon the occurrence and at any time during the continuance of any one or more of the events described in Section
1.06 below (each, a "PUT OPTION EVENT"), the Purchaser or Purchasers designated by the Administrative Agent shall, upon the written request of the Administrative Agent (a "PUT OPTION NOTICE"), (a) purchase pro rata from the Administrative Agent and the Lenders, without recourse and without representation or warranty, express or implied, on a date specified in such Purchase Option Notice which shall be not less than 3 nor more than 10 Business Days following the date of delivery of such Put Option Notice, the Transferred Interests at a price equal to the Purchase Price (as defined in Section 1.04 below) and (b) cause a financial institution reasonably acceptable to the L/C Issuer to issue letters of credit to replace or support any outstanding Letters of Credit issued by the L/C Issuer not later than the Purchase Date (as defined below). If the Administrative Agent designates more than one Purchaser to purchase the Transferred Interests, the obligation of the designated Purchasers to accept and pay for such Transferred Interests shall be joint and several. To evidence the sale, transfer and assignment of the Transferred Interests to the designated Purchaser or Purchasers, but not as a condition thereof, as expeditiously as reasonably practical, the designated Purchaser or Purchasers and the Administrative Agent and the Lenders shall execute and deliver an Assignment and Assumption Agreement (the "ASSIGNMENT") in the form of Exhibit B hereto. In addition, but not as a condition to the obligation of each designated Purchaser to pay the Purchase Price, each Lender shall execute and deliver to the Purchasers, as expeditiously as reasonably practical, an endorsement to its Note (each, an "ENDORSEMENT"), without recourse and without representation or warranty, express or implied, in the form of Exhibit C hereto, and such additional assignments of the Loan Documents (together with the Assignment and Endorsements, the "ASSIGNMENT DOCUMENTATION") as are reasonably necessary to assign or otherwise transfer the Transferred Interests to the Purchasers. The inability, by reason of injunction or tribal, judicial or other governmental action, law or regulation, of the Administrative Agent or any Lender to sell, transfer or assign the Transferred Interests or to execute and deliver the Assignment or an Endorsement shall not in any way affect, reduce or defer the obligation of each designated Purchaser to pay the Purchase Price on the Purchase Date. The inability of any Lender to physically present its Note shall not in any way affect, reduce or defer the obligation of each designated Purchaser to pay the Purchase Price on the Purchase Date.

     Section 1.04 PURCHASE PRICE AND PURCHASE DATE. The purchase price (the "PURCHASE PRICE") shall be equal to the sum of: (i) the outstanding principal balance of the Loans on the Purchase Date (as defined below), (ii) all Unreimbursed Amounts outstanding on the Purchase Date, (iii) all accrued and unpaid interest thereon as of the Purchase Date and (iv) all fees, advances, late charges, attorneys' fees and expenses and other amounts owing pursuant to the Loan Documents as of the Purchase Date. The Purchasers shall pay the Purchase Price by wire transfer or other immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon receipt by the Administrative Agent, for the benefit of the Lenders, of the Purchase Price as aforesaid and a duplicate original of the Assignment duly executed by the Purchasers, each Lender shall promptly deliver the Assignment Documentation and the original Loan Documents to the Purchasers (the date upon which the Administrative Agent receives such funds is herein referred to as the "PURCHASE DATE").

     Section 1.05 NO WARRANTIES OR RECOURSE. It is expressly understood and agreed to by the Purchasers that in the event the Administrative Agent, on behalf of the Lenders, exercises the Put Option, the Administrative Agent and the Lenders will assign the Transferred Interests, without recourse and without representation or warranty, express or implied, except that the Administrative Agent and the Lenders are the legal and beneficial owners of the interests being assigned by them under the Assignment Documentation and that such interests are free and clear of any Lien or other adverse claim created by the Administrative Agent or the Lenders.

     Section 1.06 PUT OPTION EVENTS. The occurrence of any of the following shall constitute a "Put Option Event":

          (a) The occurrence of any Default or Event of Default under, and as defined in, the Harrah's Credit Agreement, other than a Default which is cured within any applicable grace period set forth in the Harrah's Credit Agreement; or

          (b) The occurrence of any Event of Default under the Loan Agreement;
or

          (c) Any Purchaser fails to perform or observe any other covenant or agreement contained in this Agreement on its part to be performed or observed within thirty days after such failure to perform or observe such covenant or agreement; or

          (d) Any representation or warranty made by any Purchaser in this Agreement, or in any certificate delivered pursuant to this Agreement, proves to have been incorrect when made or reaffirmed in any material respect; or

          (e) (i) HET or any of its subsidiaries shall grant a Lien to the Harrah's Administrative Agent (as defined in Section 4.04(a) below) and/or the Harrah's Lenders (as defined in Section 4.04(a) below) on the Proposed Harrah's Group Collateral (as defined in Section 4.04(a) below) and (ii) the consent described in Section 4.04(a) below shall have not been obtained, either because it was requested and not timely given or because it was not requested; or

          (f) Section 4.04(b) of this Agreement shall be operative and HET or HOC shall fail to comply in any respect with said Section 4.04(b).

                                   ARTICLE II

                      ACKNOWLEDGMENTS, WAIVERS AND CONSENTS

     Section 2.01 RIGHTS OF THE ADMINISTRATIVE AGENT AND THE LENDERS. Each Purchaser acknowledges that the obligations undertaken by it under this Agreement are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and in furtherance of the foregoing, each Purchaser agrees that, without affecting the enforceability or effectiveness of this Agreement in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of such Purchaser, or the rights, remedies, powers and privileges of the Administrative Agent and the Lenders under this Agreement, the Administrative Agent and the Lenders may, at any time and from time to time and without notice or demand of any kind or nature whatsoever:

          (a) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Obligations (other than increasing the principal amount thereof);

          (b) amend, supplement, modify, extend, renew, waive or otherwise change, or enter into or give, any Loan Document or any agreement, security document, guarantee, approval, consent or other instrument with respect to all or any part of the Obligations, any Loan Document or any such other instrument or any term or provision of the foregoing;

          (c) accept or enter into new or additional agreements, security documents, guarantees (including letters of credit) or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Obligations or any collateral now or in the future serving as security for the Obligations;

          (d) accept or receive (including from any other Purchaser or guarantor) partial payments or performance on the Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);

          (e) accept, receive and hold any additional collateral for all or any part of the Obligations (including from any other Purchaser or guarantor);

          (f) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including any letter of credit or the obligations of any other Purchaser or guarantor) for or relative to all or any part of the Obligations;

          (g) apply any collateral or the proceeds of any collateral or guarantee (including any letter of credit or the obligations of any other Purchaser or guarantor) to all or any part of the Obligations in such manner and extent as the Administrative Agent and the Lenders may in their discretion determine;

          (h) release any Person (including any other Purchaser or guarantor) from any personal liability with respect to all or any part of the Obligations;

          (i) settle, compromise, release, liquidate or enforce upon such terms and in such manner as the Administrative Agent and the Lenders may in their discretion determine or as applicable law may dictate all or any part of the Obligations or any collateral on or guarantee of (including any letter of credit issued with respect to) all or any part of the Obligations (including with any other Purchaser or guarantor);

          (j) consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the existence of the Borrower or any other Person (including any other Purchaser or guarantor); (k) proceed against the Borrower, the Purchasers or any guarantor of (including any issuer of any letter of credit issued with respect to) all or any part of the Obligations or any collateral provided by any Person and exercise the rights, remedies, powers and privileges of the Administrative Agent and the Lenders under the Loan Documents or otherwise in such order and such manner as the Administrative Agent and the Lenders may in their discretion determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Agreement;

          (l) foreclose upon any deed of trust, mortgage or other instrument creating or granting liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such liens or exercise any right of set-off;

          (m) obtain the appointment of a receiver with respect to any collateral for all or any part of the Obligations and apply the proceeds of such receivership as the Administrative Agent and the Lenders may in their discretion determine (it being agreed that nothing in this clause shall be deemed to make the Administrative Agent or any Lender a party in possession in contemplation of law, except at its option);

          (n) enter into such other transactions or business dealings with the Borrower, any Subsidiary or Affiliate of the Borrower or any other Purchaser or guarantor of all or any part of the Obligations as the Administrative Agent and the Lenders may desire; and

          (o) do all or any combination of the actions set forth in this Section.

     Section 2.02 WAIVERS. The enforceability and effectiveness of this Agreement and the liability of any Purchaser, and the rights, remedies, powers and privileges of the Administrative Agent and the Lenders under this Agreement shall not be affected, limited, reduced, discharged or terminated, and each Purchaser hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

          (a) the illegality, invalidity or unenforceability of all or any part of the Obligations, any Loan Document or any agreement, security document, guarantee or other instrument relative to all or any part of the Obligations;

          (b) any disability or other defense with respect to all or any part of the Obligations of the Borrower, the Purchasers or any guarantor of all or any part of the Obligations (including any issuer of any letter of credit), including the effect of any statute of limitations that may bar the enforcement of all or any part of the Obligations or the obligations of any such other purchaser or guarantor;

          (c) any failure of the Borrower to properly authorize, execute or deliver any Loan Document;

          (d) the illegality, invalidity or unenforceability of any Loan Document, security or guaranty (including any letter of credit) for all or any part of the Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien on any collateral for all or any part of the Obligations;

          (e) the cessation, for any cause whatsoever, of the liability of the Borrower, the Purchasers or any guarantor of all or any part of the Obligations;

          (f) any failure of the Administrative Agent or any Lender to marshal assets in favor of the Borrower or any other Person (including the Purchasers or any guarantor), to exhaust any collateral for all or any part of the Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrower, any guarantor of all or any part of the Obligations (including any issuer of any letter of credit) or any other Person or to take any action whatsoever to mitigate or reduce such or any other Purchasers' liability under this Agreement, the Administrative Agent and the Lenders being under no obligation to take any such action notwithstanding the fact that all or any part of the Obligations may be due and payable and that the Borrower may be in default of its obligations under any Loan Document;

          (g) any failure of the Administrative Agent or any Lender to give notice of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Obligations) for all or any part of the Obligations to the Borrower, the Purchasers or any other Person or any defect in, or any failure by the Borrower, the Purchasers or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;

          (h) any failure of the Administrative Agent or any Lender to comply with applicable laws in connection with the sale or other disposition of any collateral for all or any part of the Obligations;

          (i) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of the Purchasers or may preclude the Purchasers from obtaining reimbursement, contribution, indemnification or other recovery from the Borrower, any other Purchaser, any guarantor or any other Person and even though the Borrower may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

          (j) any benefits the Borrower, the Purchasers or any guarantor may otherwise derive from Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure or any comparable provisions of the laws of any other jurisdiction;

          (k) any act or omission of the Administrative Agent or any Lender or any other Person that directly or indirectly results in or aids the discharge or release of the Borrower, the Purchasers or any guarantor of all or any part of the Obligations or any security or guarantee (including any letter of credit) for all or any part of the Obligations by operation of law or otherwise;

          (l) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation;

          (m) any setoff, counterclaim or other claim which the Borrower, any Purchaser or any guarantor has or alleges to have with respect to all or any part of the Obligations;

          (n) any failure of the Administrative Agent or any Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

          (o) the election by the Administrative Agent or any Lender in any bankruptcy proceeding of any Person of the application or nonapplication of
Section 1111(b)(2) of Title 11 of the United States Code (the "BANKRUPTCY
CODE");

          (p) any extension of credit or the grant of any Lien under Section 364 of the Bankruptcy Code;

          (q) any use of cash collateral under Section 363 of the Bankruptcy
Code;

          (r) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;

          (s) the avoidance of any Lien in favor of the Administrative Agent or any Lender for any reason;

          (t) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Obligations (or any interest on all or any part of the Obligations) in or as a result of any such proceeding;

          (u) any action taken by the Administrative Agent or any Lender, whether similar or dissimilar to any of the foregoing, that is authorized by this Section or otherwise in this Agreement or by any other provision of any Loan Document or any omission to take any such action;

          (v) any failure of the Administrative Agent, any Lender or any Purchaser to become or remain licensed by the Tribal Gaming Commission pursuant to Section 6.4 of the Compact or otherwise, or by any other Governmental Agency that holds or exercises licensing or permit authority over gambling, gaming or casino activities conducted by the Borrower;

          (w) any limitation, cancellation, revocation, termination, conditioning, modification, suspension or restriction of or on any license or permit issued by the Tribal Gaming Commission or other Governmental Agency to the Administrative Agent, any Lender or any Purchaser;

          (x) the illegality, invalidity or unenforceability of any agreement on the part of the Borrower to arbitrate disputes arising out of the Loan Documents or of any waiver by the Borrower of its sovereign immunity;

          (y) the failure of any court, whether Federal, state or tribal, to have jurisdiction over a dispute arising out of the Loan Documents;

          (z) the failure of the Administrative Agent, any Lender or any Purchaser to have an effective remedy against the Borrower with respect to any default by the Borrower in the performance of its obligations under the Loan Documents;

          (aa) the fair market value of the Loans and other Obligations under the Loan Agreement being less than the Purchase Price on the Purchase Date;

          (bb) any assignment by the Borrower of the Loan Documents and the assets of the Permanent Casino to an instrumentality of the Borrower or to a corporation wholly-owned by the Borrower pursuant to Section 11.8(a) of the Loan Agreement; and

          (cc) any other circumstance whatsoever, whether similar or dissimilar to any of the foregoing, that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, including by reason of California Civil Code Sections 2787 to 2855, inclusive, and California Code of Civil Procedure Sections 580a, 580b, 580d or 726, and all successor sections and any future judicial decisions or legislation or of any comparable provisions of the laws of any other jurisdiction.

     Section 2.03  SETOFFS, ETC.

          (a) Each payment made by any Purchaser hereunder or under any other Loan Document shall be made, without setoff, counterclaim or deduction of any kind, to the Administrative Agent, at the Administrative Agent's Office, in immediately available funds not later than 11:00 a.m., San Francisco, California local time, on the day of payment.

          (b) Each payment of any amount payable by any Purchaser under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments, duties, levies, imposts, deductions, charges or withholdings of any nature imposed by any Governmental Agency, central bank or comparable authority, excluding taxes imposed on or measured by the overall net income of any Lender or of its LIBOR Lending Office (all such non-excluded taxes, assessments, duties, levies, imposts, deductions, charges or withholdings being hereinafter referred to as "TAXES"). To the extent that any Purchaser is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to the Administrative Agent or any Lender under this Agreement or any other Loan Document, such Purchaser shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency, central bank or comparable authority and (ii) pay such additional amount to the Administrative Agent or such Lender, as the case may be, as is necessary to result in the Administrative Agent's or such Lender's receiving a net after-tax amount equal to the amount to which the Administrative Agent or such Lender would have been entitled under this Agreement absent such deduction or withholding. Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant Governmental Agency, central bank or comparable authority, such Purchaser shall deliver to the Administrative Agent or such Lender, as the case may be, evidence satisfactory to the Administrative Agent or such Lender of such deduction, withholding or payment.

          (c) Each Purchaser expressly waives, for the benefit of the Administrative Agent and the Lenders, all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Agreement or of the existence, creation, incurring or assumption of new or additional Indebtedness. Each Purchaser further expressly waives, for the benefit of the Administrative Agent and the Lenders, the benefit of any and all statutes of limitation and any and all laws providing for the exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.


     Section 2.04 UNDERSTANDING WITH RESPECT TO WAIVERS AND CONSENTS.

          (a) Each Purchaser intends that its rights and obligations shall be those expressly set forth in this Agreement and that its obligations shall not be affected, limited, reduced, discharged or terminated by reason of any principles or provisions of law which conflict with the terms of this Agreement.

          (b) Each Purchaser acknowledges that it benefits from the extensions of credit made and to be made by the Lenders to the Borrower under the Loan Agreement and the other Loan Documents.

          (c) Each Purchaser warrants and agrees that each of the waivers and consents set forth in this Agreement is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such or any guarantor otherwise may have against the Borrower, the Administrative Agent, any Lender or any other Person or against any collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

     Section 2.05 FINANCIAL CONDITION OF THE BORROWER. Each Purchaser is fully aware of the financial condition of the Borrower and is executing and delivering this Agreement based solely upon such Purchaser's own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement of the Lender. Each Purchaser represents and warrants to the Administrative Agent and the Lenders that such Purchaser is in a position to obtain, and each Purchaser hereby assumes full responsibility for obtaining, any additional information concerning the Borrower's financial condition and any other matter pertinent hereto as such Purchaser may desire, and such Purchaser is not relying upon or expecting the Administrative Agent or any Lender to furnish to such Purchaser any information now or hereafter in the Administrative Agent's or any Lender's possession concerning the same or any other matter. By executing this Agreement, each Purchaser knowingly accepts the full range of risks encompassed within a contract of this type, which risks such Purchaser acknowledges. None of the Purchasers shall have any right to require the Administrative Agent or any Lender to obtain or disclose any information with respect to the Obligations, the financial condition or character of the Borrower or the Borrower's ability to pay the Obligations, the existence of any collateral or security for any or all of the Obligations, the existence or non-existence of any other guaranties of all or any part of the Obligations, any action or non-action on the part of the Administrative Agent, any Lender, the Borrower, or any other Person, or any other matter, fact or occurrence whatsoever.

     Section 2.06 REINSTATEMENT. The obligations of each Purchaser under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower, any Purchaser, any guarantor or any other Person or any other application of funds (including the proceeds of any collateral for all or any part of the Obligations) in respect of all or any part of the Obligations or the Purchase Price is rescinded or must be otherwise restored by any holder of such Obligations or recipient of all or a portion of the Purchase Price, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and each Purchaser agrees that it will indemnify the Administrative Agent and each Lender on demand for all costs and expenses (including fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration.

     Section 2.07 ABILITY TO EXERCISE REMEDIES. Each Purchaser acknowledges and agrees that the giving of a Put Option Notice shall not in any way preclude the enforcement of any other available remedies by the Administrative Agent or any Lender under the Loan Documents.

     Section 2.08 SEPARATE ACTION, ETC. The Administrative Agent may bring and prosecute a separate action or actions against any designated Purchaser whether or not the Borrower, any other Purchaser, any guarantor or any other Person is joined in any such action or a separate action or actions are brought against the Borrower, any other Purchaser, any guarantor or any other Person, or any collateral for all or any part of the Obligations. The obligations of each Purchaser under, and the effectiveness of, this Agreement are not conditioned upon the existence or continuation of any guarantee (including any letter of credit), or put arrangement with respect to, of all or any part of the Obligations. By its acceptance hereof, each Lender agrees that this Agreement may be enforced only by action of the Administrative Agent upon the instructions of the Requisite Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this Agreement.

     Section 2.09 REVOCATION. Each Purchaser hereby waives any right it may have to revoke its obligations hereunder.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Administrative Agent and the Lenders to enter into the Loan Agreement, each Purchaser represents and warrants to the Administrative Agent and the Lenders, as of the date hereof, as of the Closing Date, and as of the date of the making of each Loan and each L/C Credit Extension that:

     Section 3.01 STATUS. Such Purchaser (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of such Purchaser and its Subsidiaries taken as a whole.

     Section 3.02 POWER AND AUTHORITY; ENFORCEABILITY. Such Purchaser has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Loan Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Loan Documents. Such Purchaser has duly executed and delivered each of the Loan Documents to which it is party, and each of such Loan Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     Section 3.03 NO VIOLATION. Neither the execution, delivery or performance by such Purchaser of the Loan Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Purchaser or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which such Purchaser or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Purchaser.

     Section 3.04 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Closing Date), or exemption by, any Governmental Agency, is required to authorize, or is required in connection with, the execution, delivery and performance by the Purchasers of any Loan Document.

     Section 3.05 FINANCIAL STATEMENTS. The Purchasers have furnished to the Administrative Agent and the Lenders the audited consolidated financial statements of HET and its Subsidiaries (as defined in the Harrah's Credit Agreement) for the fiscal year ended December 31, 2000. The financial statements described above fairly present in all material respects the financial condition, results of operations and changes in financial position of HET and its Subsidiaries as of such dates and for such periods, in conformity with Generally Accepted Accounting Principles, consistently applied.

     Section 3.06 NO OTHER LIABILITIES; NO MATERIAL ADVERSE EFFECT. As of the Closing Date, HET and its Subsidiaries (as defined in the Harrah's Credit Agreement) do not have any material liability or material contingent liability not reflected or disclosed in the financial statements described in Section 3.05, other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. As of the Closing Date, no circumstance or event has occurred that could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of such Purchaser and its Subsidiaries taken as a whole since December 31, 2000.

     Section 3.07 LITIGATION. There are no actions, suits, proceedings or investigations pending as to which HET or any of its Subsidiaries (as defined in the Harrah's Credit Agreement) have been served or have received notice or, to the knowledge of HET and the other Purchasers, threatened against or affecting HET or any of its Subsidiaries or any Property of any of them before any Governmental Agency in which there is any reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or results of operations of HET and its Subsidiaries, taken as a whole, or which in any manner draws into question the validity or enforceability of the Loan Documents to which it is a party.

     Section 3.08 NO PUT OPTION EVENT. No event has occurred and is continuing that is a Put Option Event.

     Section 3.09 ERISA.

          (a) With respect to each Pension Plan (as defined in the Harrah's Credit Agreement):

                    (i) such Pension Plan complies in all material respects with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect (as defined in the Harrah's Credit Agreement);

                    (ii) such Pension Plan has not incurred any "accumulated finding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

                    (iii) no "reportable event" (as defined in Section 4043 of ERISA)has occurred that could seasonably be expected to have a Material Adverse Effect; and

                    (iv) neither HET nor any of its Subsidiaries (as defined in the Harrah's Credit Agreement) has engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code (as defined in the Harrah's Credit Agreement)) that could reasonably be expected to have a Material Adverse Effect.

          (b) Neither HET nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan (as defined in the Harrah's Credit Agreement) that could reasonably be expected to have a Material Adverse Effect.

     Section 3.10 TAX LIABILITY. HET and its Subsidiaries (as defined in the Harrah's Credit Agreement) have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by HET or any of its Subsidiaries, except
(a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes and tax returns so long as no material item or portion of Property of HET or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

     Section 3.11 DISCLOSURE. No written statement made by a Senior Officer (as defined in the Harrah's Credit Agreement) of HET or any other Purchaser to the Administrative Agent or any Lender in connection with this Agreement or the Loan Agreement, or in connection with any Loan or Letter of Credit as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

     Section 3.12 HAZARDOUS MATERIALS. HET and the other Purchasers have reasonably concluded that Environmental Laws (as defined in the Harrah's Credit Agreement) are unlikely to have a material adverse effect on the business, financial position, results of operations or prospects of HET and its Subsidiaries (as defined in the Harrah's Credit Agreement), considered as a whole.

                                   ARTICLE IV

                                    COVENANTS

                   So long as this Agreement is in effect and until all of the Obligations have been indefeasibly paid in full in cash and all commitments to lend under the Loan Agreement have been terminated, HET and HOC agree as follows:

     Section 4.01 REPORTING REQUIREMENTS. HET and HOC shall deliver to the Administrative Agent and the Lenders, at HET and HOC's sole expense:

          (a) any and all reports and other information required by Article 7 of the Harrah's Credit Agreement to be delivered to the lenders thereunder in the time and manner as provided in the Harrah's Credit Agreement;

          (b) as soon as practicable, and in any event within three Business Days after a Senior Officer of any Purchaser becomes aware of the existence of any condition or event which constitutes a Put Option Event, telephonic notice specifying the nature and period of existence thereof, and, no more than three Business Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action HET or any of its Subsidiaries are taking or propose to take with respect thereto;

          (c) promptly upon a Senior Officer becoming aware of any litigation, governmental investigation or any proceeding, including any litigation or proceeding by or subject to decision by any Gaming Board pending (i) against HET or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (ii) with respect to any material Indebtedness of HET or any of its Subsidiaries, or (iii) with respect to the Loan Documents, notice of the existence of the same;

          (d) at the time each compliance certificate provided for in Section
7.2 of the Harrah's Credit Agreement is to be delivered to the lenders thereunder, a certificate of the chief financial officer, controller or treasurer of HET to the effect that, to the best of such officer's knowledge, no Put Option Event has occurred and is continuing or, if any Put Option Event has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth (x) the calculations required to establish whether HET and HOC were in compliance with the provisions of Sections 6.5 and 6.6 of the Harrah's Credit Agreement at the end of such fiscal quarter or year, as the case may be, and (y) the ratings, if any, assigned by Moody's and S&P to the Indebtedness of HOC at the end of such fiscal quarter or year, as the case may be;

          (e) promptly, notice of any increase or decrease in any interest rate margins or fees payable under the Harrah's Credit Agreement, as such agreement may be amended, restated, supplemented, modified, refinanced, replaced or substituted from time to time; and

          (f) such other data and information as from time to time may be reasonably requested by the Administrative Agent or any Lender (through the Administrative Agent).

     Section 4.02 FINANCIAL COVENANTS. HET and HOC will comply with Sections 6.5 and 6.6 of the Harrah's Credit Agreement.

     Section 4.03 RESTRICTIONS ON ABILITY TO PERFORM OBLIGATIONS. No Purchaser will, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction on the ability of such Purchaser to perform its obligations under this Agreement.

     Section 4.04 SECURITY FOR OBLIGATIONS UNDER HARRAH'S CREDIT AGREEMENT.

          (a) In the event that HET or any of its subsidiaries is required to grant, or elects to grant, a Lien on any of its assets or property (the "PROPOSED HARRAH'S GROUP COLLATERAL") to secure all or a substantial portion of the obligations of the borrowers under the Amended Harrah's Credit Agreement (as defined in subsection (c) below) or any related document, then HET and HOC agree to either (i) use commercially reasonable efforts to obtain the consent of the Administrative Agent (with the written approval of Requisite Lenders) under the Amended Harrah's Credit Agreement (the "HARRAH'S ADMINISTRATIVE AGENT" and the "HARRAH'S REQUISITE LENDERS", respectively) to the grant to the Administrative Agent (for the benefit of itself and the Lenders) of a first priority Lien on assets or property of HET or any of its Subsidiaries (other than the Proposed Harrah's Group Collateral) with a fair market value greater than or equal to the Purchase Price (the "PROPOSED RINCON GROUP COLLATERAL") to secure the obligations of the Purchasers under this Agreement or (ii) decline to seek such consent.

          (b) In the event that HET and HOC in fact obtain the consent of the Harrah's Administrative Agent and the Harrah's Requisite Lenders as contemplated by Section 4.04(a) above, then and only then, HET shall grant or cause the applicable subsidiary of HET to grant, on or prior to the date (the "GRANT DATE") that HET or such subsidiary grants a Lien to the Harrah's Administrative Agent or the lenders party to the Amended Harrah's Credit Agreement (the "HARRAH'S LENDERS"), a first priority Lien to the Administrative Agent (for the benefit of itself and the Lenders) on the Proposed Rincon Group Collateral pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent. In addition, if such Lien is granted to the Administrative Agent and if requested by the Administrative Agent, HET shall take or cause the applicable subsidiary of HET to take such other action from time to time as may be necessary or desirable to create or perfect the Lien of the Administrative Agent (for the benefit of itself and the Lenders) in and to the Proposed Rincon Group Collateral on or prior to the Grant Date. The parties hereto acknowledge and agree that there is no obligation on the part of HET or any of its subsidiaries to grant a Lien on any of its assets or property to the Administrative Agent unless and until consent thereto is obtained from the Harrah's Administrative Agent (with the written approval of the Harrah's Requisite Lenders).

          (c) For purposes of this Section 4.04, "AMENDED HARRAH'S CREDIT AGREEMENT" means that certain Five Year Loan Agreement, dated as of April 30, 1999, as amended and in effect on the Closing Date, among HOC, Marina Associates, a New Jersey general partnership, HET, the Lenders, Syndication Agent, Documentation Agents and Co-Documentation Agents named therein, and Bank of America, N.A., formerly known as Bank of America National Trust and Savings Association, as Administrative Agent, as such agreement may be further amended, restated, supplemented, modified, refinanced, replaced or substituted from time to time.

                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

     Section 5.01 FAILURE TO EXERCISE RIGHTS. No failure or delay of the Borrower, the Administrative Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice or demand on the Borrower or any Purchaser in any case shall entitle the Borrower or any Purchaser to any other or further notice or demand in similar or other circumstances.

     Section 5.02 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Purchasers, the Administrative Agent and their respective successors and assigns. No Purchaser may assign or transfer its rights or obligations under this Agreement without the prior written consent of the Administrative Agent (with the further consent of the Lenders as specified in Section 11.2 of the Loan Agreement). Any attempted assignment or transfer in violation of this Section 5.02 shall be null and void.

     Section 5.03 AMENDMENTS, ETC. Any provision of this Agreement may be waived, altered or amended only by an instrument in writing signed by the Purchasers and the Administrative Agent (with the consent of the Lenders as specified in Section 11.2 of the Loan Agreement). Any waiver, alteration or amendment shall be for such period and subject to such conditions as shall be specified in the written instrument effecting the same and shall be binding upon the Administrative Agent, the Lenders and the Purchasers, and any such waiver shall be effective only in the specific instance and for the purpose for which given.

     Section 5.04 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

     Section 5.05 RIGHTS, POWERS AND REMEDIES. No failure or delay by the Administrative Agent or any Lender in exercising any remedy, right, power or privilege under this Agreement or any other Loan Document shall operate as a waiver of such remedy, right, power or privilege, nor shall any single or partial exercise of such remedy, right, power or privilege preclude any other or further exercise of such remedy, right, power or privilege or the exercise of any other remedy, right, power or privilege. The remedies, rights, powers and privileges provided by this Agreement are, to the extent permitted by law, cumulative and not exclusive of any remedies, rights, powers or privileges provided by the other Loan Documents or by law.

     Section 5.06 TIME OF ESSENCE. Time shall be of the essence of this Agreement.

     Section 5.07 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA. EACH PURCHASER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA AND OF ANY CALIFORNIA STATE COURT SITTING IN SAN DIEGO COUNTY, CALIFORNIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PURCHASER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     Section 5.08 ARBITRATION.

          (a) ARBITRATION. Upon the demand of any party, any Dispute (as defined in the next sentence) shall be resolved by binding arbitration in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

          (b) GOVERNING RULES. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

          (c) NO WAIVER; PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

          (d) ARBITRATOR QUALIFICATIONS AND POWERS; AWARDS. Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the State of California, (ii) may grant any remedy or relief that a court of the State of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

          (e) MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

          (f) SPECIFIC ENFORCEMENT REPRESENTATION. Each party to this Agreement severally represents and warrants to the other parties that this Section 5.08 is specifically enforceable against such party by the other parties.

     Section 5.09 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH PURCHASER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, THE ASSIGNMENT DOCUMENTATION OR ANY OF THE OTHER LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF THE ADMINISTRATIVE AGENT, THE LENDERS AND THE PURCHASERS WITH RESPECT TO THIS AGREEMENT, THE ASSIGNMENT DOCUMENTATION OR ANY OF THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO, IN EACH

CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH PURCHASER HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE PURCHASERS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     Section 5.10 NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required .or permitted to be given shall be in writing and may be personally served, sent by facsimile, telexed or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile or telex or five Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 5.10) shall be as set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties:

                  If to the Purchasers:  Harrah's Entertainment, Inc.
                                         Harrah's Operating Company, Inc.
                                         HCAL Corporation
                                         One Harrah's Court
                                         Las Vegas, Nevada 89119-4312
                                         Attention: Treasurer
                                         Facsimile No. (702) 407-6405

                  With a copy to:        General Counsel
                                         Harrah's Entertainment, Inc.
                                         One Harrah's Court
                                         Las Vegas, Nevada 89119-4312
                                         Facsimile No. (702) 407-6284

                  With a copy to:        Tom Evans
                                         Assistant Treasurer
                                         Harrah's Entertainment, Inc.
                                         1023 Cherry Road
                                         Memphis, Tennessee 38117
                                         Facsimile No. (901) 537-3443

                  If to the
                  Administrative
                  Agent: Wells Fargo Bank, National Association 5340 Kietzke Lane, Suite 201
                                         Reno, Nevada 89511
                                         Attention: Sue Fuller
                                         Telecopier: (775) 689-6026

     Section 5.11 SEVERABILITY OF PROVISIONS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 5.12 EXPENSES, ETC. The Purchasers jointly and severally agree to pay or to reimburse the Administrative Agent and the Lenders for all reasonable costs and expenses (including reasonable fees and expenses of counsel) that may be incurred by the Administrative Agent and the Lenders in any effort to enforce any of the obligations of the Purchasers under this Agreement, whether or not any lawsuit is filed, including all such costs and expenses (and reasonable attorneys' fees and expenses) incurred by the Administrative Agent and the Lenders in any bankruptcy, reorganization, workout or similar proceeding. All amounts due under this Agreement not paid when due shall bear interest until paid at a rate per annum equal to the Default Rate and shall be payable upon demand.

     Section 5.13 SURVIVAL. All representations and warranties made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

     Section 5.14 ENTIRE AGREEMENT. This Agreement representS the final agreement AMONG THE PURCHASERS, THE administrative agent AND THE LENDERS and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of SUCH parties. There are no unwritten oral agreements BETWEEN OR AMONG THE PURCHASERS, THE administrative agent AND THE LENDERS.

     Section 5.15 RELEASE AND DISCHARGE OF THE ADMINISTRATIVE AGENT AND THE LENDERS' DUTIES. In the event the Administrative Agent and the Lenders transfer their respective right, title and interest in the Transferred Interests to one or more of the Purchasers pursuant to this Agreement, the Administrative Agent and the Lenders shall be fully released and discharged from all further duty, responsibility and liability hereunder and under the Loan Documents automatically and without further consent or authorization from the Purchasers or the Borrower.

     Section 5.16 JOINT AND SEVERAL OBLIGATIONS; SUBROGATION, ETC.

          (a) All obligations of the Purchasers hereunder shall be joint and several.

          (b) Each Purchaser hereby agrees that, until all commitments to lend under the Loan Agreement have been terminated, the Obligations have been indefeasibly paid in full in cash and all Letters of Credit have expired, (i) except as permitted under the Intercreditor Agreement, it shall not exercise any right, remedy, power or privilege, such as any right of subrogation, contribution or indemnity or related remedy, power or privilege, arising (whether by contract or operation of law, including under the Bankruptcy Code) against the Borrower or any other Purchaser of all or any part of the Obligations or any collateral securing all or any part of the Obligations by reason of any payment or other performance pursuant to the provisions of this Agreement and (ii) if any amount shall be paid to such Purchaser on account of such rights, remedies, powers or privileges (other than amounts which are permitted to paid by clause (i) above), it shall hold such amount in trust for the benefit of, and pay the same over to, the Administrative Agent (for the benefit of itself and the Lenders) on account of the Obligations. Each Purchaser understands that the exercise by the Administrative Agent or any Lender of any right, remedy, power or privilege that it may have under the Loan Documents, any agreement, security document, guarantee or other instrument relative to all or any part of the Obligations or otherwise may affect or eliminate such or any other Purchaser's right of subrogation or similar recovery against the Borrower, any other Purchaser or any collateral and that such Purchaser may therefore incur partially or totally nonreimbursable liability under this Agreement. Nevertheless, each Purchaser hereby authorizes and empowers the Administrative Agent and the Lenders to exercise, in its or their sole discretion, any combination of such rights, remedies, powers and privileges.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.



ADMINISTRATIVE AGENT:                      PURCHASERS:

WELLS FARGO BANK, NATIONAL                 HARRAH'S ENTERTAINMENT, INC.,
ASSOCIATION, as Administrative Agent       a Delaware corporation


By:
Name:                                      By:
      ------------------------------           ---------------------------------
Title:                                     Name:    Charles L. Atwood
       -----------------------------
                                           Title:.  Senior Vice President,
                                                    Chief Financial Officer and
                                                    Treasurer




                                            HARRAH'S OPERATING COMPANY,
                                            a Delaware corporation



                                            By:
                                                --------------------------------
                                            Name:    Charles L. Atwood
                                            Title:.  Senior Vice President,
                                                     Chief Financial Officer and
                                                     Treasurer


                                            HCAL CORPORATION,
                                            a Nevada corporation



                                            By:
                                                --------------------------------
                                            Name: Peter J. Weien
                                            Title: Vice President

                                    EXHIBIT A

                            HARRAH'S CREDIT AGREEMENT





Please see attached.

                                    EXHIBIT B

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "ASSIGNMENT AND ASSUMPTION AGREEMENT") is made as of , by and among [Names of Lenders] (collectively, the "LENDERS"), Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"; together with the Lenders, the "ASSIGNORS"), Harrah's Entertainment, Inc., a Delaware corporation ("HET"), Harrah's Operating Company, Inc., a Delaware corporation ("HOC") and HCAL Corporation, a Nevada corporation ("HCAL"; together with HET and HOC, the "ASSIGNEES"). All capitalized terms not otherwise specifically defined herein shall have the meanings given them in Section 1.1 of the Loan Agreement referred to below and the rules of interpretation set forth in Section 1.6 of the Loan Agreement shall be applicable to this Assignment and Assumption Agreement.

                                R E C I T A L S:
                                ---------------

                  WHEREAS:

                  Reference is made to that certain Loan Agreement (as amended, restated, supplemented or otherwise modified to the date hereof, the "LOAN AGREEMENT") by and among the Rincon San Luiseno Band of Mission Indians, a federally recognized Indian Tribe and Native American sovereign nation doing business as the Rincon Casino (the "BORROWER") and the Assignors, pursuant to which the Lenders established a construction loan and reducing revolving credit facility in favor of the Borrower up to the aggregate principal amount of $125,000,000 for the uses and purpose described in the Loan Agreement.

                  As of the date hereof, the sum of: (i) the outstanding principal balance of the Loans, (ii) all accrued and unpaid interest thereon and
(iii) all fees, advances, late charges, attorneys' fees and other amounts owing to the Assignors under the Loan Documents is [$______________].

                  The Assignees desire to purchase all right, title and interest of the Assignors in and to the Obligations and the Loan Documents and to assume all of the obligations and duties of the Assignors under the Loan Documents by paying to the Administrative Agent, for the benefit of the Lenders, the Purchase Price (as defined below), at the times and in the manner set forth below.

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable considerations hereinafter described, the parties hereto do agree as follows:

                  1. AGREEMENT TO ASSIGN AND ASSUME THE ASSIGNED LOANS. Each Assignor hereby agrees to sell and assign to the Assignees all of such Assignor's right, title and interest in and to the Obligations and the Loan Documents (the "ASSIGNED RIGHTS") and to delegate to the Assignees all of its obligations, duties and liabilities under the Loan Documents with respect to the Assigned Rights, and each Assignee hereby agrees to purchase from the Assignors, without recourse to the Assignors and without representation or warranty, express or implied, by the

Assignors, all of the Assignors' right, title and interest in the Assigned Rights and to assume from the Assignors all of their obligations, duties and liabilities under the Loan Documents with respect to the Assigned Rights.

                  2. ASSUMPTION. On and after the Transfer Date (as defined in paragraph 3 below), the Assignees will completely and timely perform in accordance with their terms all of the duties and obligations which by the terms of the Loan Documents are required to be performed or discharged by it with respect to the Assigned Rights. It is the intent of the parties hereto that, on and after the Transfer Date, each Assignor shall relinquish all of its right, title and interest in the Assigned Rights, and be released from all of its obligations, duties and liabilities under the Loan Documents with respect to the Assigned Rights. Each Assignee further agrees to indemnify and hold each Assignor harmless from any and all liabilities, damages, costs or expenses which such Assignor may incur by reason of the failure of such Assignee perform any obligation, duty or liability of such Assignor arising or performable from and after the Transfer Date at the times and in the manner set forth in the Loan Documents to the same extent and manner as if such Assignee had been originally named in the Loan Documents as the holder of such Assignor's interest therein.

                  3. PURCHASE PRICE; TRANSFER DATE. As consideration for the assignment of the Assigned Rights to the Assignees by the Assignors, the Assignees shall pay [$__________] (the "PURCHASE PRICE") to the Administrative Agent, for the account of the Lenders, on the Transfer Date in immediately available funds. The transfer date (the "TRANSFER DATE") for the assignment of the Assigned Rights by the Assignors to the Assignees shall be [__________ __, ____]; provided, however, that obligation of the Assignors to assign the Assigned Rights hereunder is conditioned upon the receipt by the Administrative Agent, for the account of the Lenders, of the Purchase Price.

                  4. REPRESENTATIONS AND WARRANTIES. Each Assignor represents and warrants to the Assignees that as of the Transfer Date such Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim created by such Assignor. Except as expressly set forth in the preceding sentence, no Assignor makes any representations or warranties, express or implied, with respect to the assignment of the Assigned Rights hereunder.

                  5. FURTHER ASSURANCES. Each of the parties hereby agrees to execute and deliver all such documents and instruments and to take all such further actions as the other party may reasonably deem necessary from time to time to carry out the intent and purpose of this Agreement.

                  6. SUCCESSORS AND ASSIGNS. This Assignment and Assumption Agreement shall be binding upon and inure to the benefit of the Assignors and the Assignees and their respective successors and assigns; provided, however, that no party shall assign its rights hereunder without the prior written consent of the other party and any purported assignment, absent such consent, shall be null and void.

                  7. COUNTERPARTS. This Assignment and Assumption Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Transmission by facsimile of an executed counterpart of this Assignment and Assumption Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

                  8. GOVERNING LAW. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

                  IN WITNESS WHEREOF, the parties hereto have executed the foregoing instrument as of the day and year first above written.

                                         ASSIGNORS:

                                         [NAME OF LENDER]


                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________


                                         [NAME OF LENDER]


                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________


                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         as Administrative Agent


                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________


                                         ASSIGNEES:

                                         HARRAH'S ENTERTAINMENT, INC.


                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________


                                         HARRAH'S OPERATING COMPANY, INC.


                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         HCAL CORPORATION


                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                    EXHIBIT C



                  Form of endorsement to be attached to each Note:

                  PAY TO THE ORDER OF [NAME OF DESIGNATED PURCHASER(S)], WITHOUT RECOURSE AND WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, ALL RIGHT, TITLE AND INTEREST OF THE UNDERSIGNED IN AND TO THE ATTACHED PROMISSORY NOTE.

                  Dated this                day of                    ,       .
                             ---------------       -------------------  ------


                                         [NAME OF HOLDER OF NOTE]


                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________






                                      C-1